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                                                                   Exhibit 10(w)
                              H.B. FULLER COMPANY

                            DIRECTORS BENEFIT TRUST

     THIS AGREEMENT is made by and between H.B. Fuller Company (the "Company") and U.S. Bank National Association, a national banking association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has established a plan for Directors and may establish one or more other such plans, each of which is listed on Exhibit A to this Agreement and is referred to in this Agreement as the "Plan" or collectively as the "Plans;" and

     WHEREAS, the Company desires to establish a trust for the purpose of implementing the provisions of the Plans;

     NOW, THEREFORE, in order to establish a trust under the Plans and in consideration of the mutual undertakings of the parties, it is agreed as follows.

                                   ARTICLE 1

                             RULES OF CONSTRUCTION

     .1   General Definitions.  Unless the context otherwise indicates, the
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terms used in this Agreement are given the meanings ascribed to them by the Plan with respect to which they are being applied.

     .2   Grantor Trust.  The Trust is intended to be a grantor trust described
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in section 671 of the Internal Revenue Code, and shall be construed accordingly.

     .3   "Change in Control."  A Change in Control shall be deemed to have
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occurred upon any of the following events:

               (a) a change in the control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

               (b) a public announcement (which, for purposes hereof, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the Voting Power of the Company then outstanding;

               (c) the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board);

               (d) the approval of the shareholders of the Company of: (i) any consolidation, merger, or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity's then outstanding voting securities; (ii) any sale, lease, exchange or other transfer in one transaction or series of related transactions of substantially all of the assets of the Company; or
     (iii) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or
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               (e)  a determination by a majority of the members of the
     Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

     .4   "Administrator" shall mean the Plan Administrator designated by the
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Plan or, if not designated by the Plan, the Compensation Committee of the
Company's Board of Directors or the person to whom the Compensation Committee has delegated the Administrator's duties under the Plan.

     .5   "Trustee" shall mean the banking organization that has executed this
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Agreement, or its successor in trust, who is at the relevant time acting as the
Trustee under this Agreement.

     .6   "Voting Power," when used with reference to the Company, shall mean
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the voting power of all classes and series of capital stock of the Company now or hereafter authorized other than the voting power of any of the shares of Series A preferred stock outstanding as of the date of this Agreement.

                                   ARTICLE 2

                              APPLICATION OF FUNDS

     .1   Segregation of Trust Funds.  The Trustee agrees to hold and manage all
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contributions received from the Company or any other source and the income and increment of such contributions. The Trust estate shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes set forth in this Agreement.

     .2   Payment of Benefits.  Subject to the provisions of Sections 2.3, 3.1,
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and 4.1, the Trustee shall distribute Trust funds to the Plan participants and their beneficiaries as directed by the Administrator. If the assets of the Trust are not sufficient to make payments of benefits pursuant to the Plan to participants and their beneficiaries, the Company shall make the balance of each such payment as it becomes due.

     .3   Reversion of Excess Assets.  If, prior to a Change in Control, the
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Company determines, on the basis of reasonable actuarial assumptions selected by an independent actuary appointed by the Company, that a portion of the Trust's assets or future earnings allocated to an account for a Plan will not be required to pay benefits to participants and their beneficiaries under the terms of the Plan in effect at the time of the determination, all or any part of such portion of assets or future Trust earnings shall be returned to the Company upon the direction of the Company; provided that no part of any assets or future
Trust earnings shall be paid to the Company after the occurrence of a Change in Control except as provided in Section 5.2 or 10.3.

                                   ARTICLE 3

                                   INSOLVENCY

     .1   Creditors' Claims.  At all times during the term of this Trust, the
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principal and income of the Trust shall be subject to the claims of general creditors of the Company, and at any time the Trustee has actual knowledge, or has determined, that the Company is insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction or a person appointed by the court may direct. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee of the Company's insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall independently determine, within thirty days after receipt of such notice, whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payments of benefits under the Plans, shall hold the Trust assets for the benefit of the Company's general creditors, and shall resume payments of benefits under the terms of the Plans only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company to be insolvent). Unless the Trustee has actual knowledge of the Company's insolvency, the Trustee shall have no duty to inquire whether the Company is insolvent. The Trustee may in all cases

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rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of a participant to pursue his rights as a general creditor of the Company with respect to the benefits to which he is entitled under the Plan, but the Trustee shall not, except upon direction of a court of competent jurisdiction or a person appointed by the court, pay to any participant any amounts representing the participant's priority claim for wages or employee benefits.

     .2   Restoration of Benefits.  If the Trustee discontinues payments of
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benefits from the Trust pursuant to the provisions of Section 3.1, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments that would have been made to the participant during the period of such discontinuance, less the aggregate amount of payments made to the participant by the Company in lieu of the payments that would have been provided from this Trust during any such period of discontinuance.

     .3   "Insolvency."  The Company shall be considered "insolvent" for
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purposes of this Trust Agreement if (a) the Company is unable to pay its debts as they mature, or (b) the Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

                                   ARTICLE 4

                               CHANGE IN CONTROL

     .1   Administration after Change in Control.  Upon and after the Trustee
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receives notice of the occurrence of a Change in Control, the Trustee shall administer the Trust as follows:

               (a) The Trustee shall segregate in a separate share of the Trust the assets of the Trust held to provide benefits for all participants who were participants in the Plans immediately prior to the Change in Control, including any contributions received for such participants following the Change in Control. A separate share of the Trust shall be created for assets held to provide benefits for persons who become participants in the Plans after the Change in Control. The assets of the separate shares shall not be commingled, and in no event shall assets of such a share be used to provide benefits under another share unless all benefits to participants under the first share have been paid.

               (b) The provisions of Section 3.1, relating to payments to general creditors of the Company in the event of insolvency, shall not apply to the separate share of the Trust that includes assets held prior to the Change in Control until each other separate share has been exhausted by such payments.

               (c) The provisions of Section 2.2 ("Payment of Benefits") shall cease to apply, and the Trustee shall distribute the Trust fund to Plan participants and their beneficiaries in accordance with the provisions of the Plan. If the Administrator fails to provide the Trustee with information sufficient for it to determine the amount or timing of any distribution within thirty days after the Trustee's receipt of notice of the occurrence of the event entitling the participant or beneficiary to receive such distribution, the Trustee shall be entitled to conclusively rely upon information provided by the participant or beneficiary. If the assets of the Trust are not sufficient to make payments of benefits pursuant to the Plan to participants and their beneficiaries, the Company shall make the balance of each such payment as it becomes due.

     .2   Notice.  The Trustee shall be deemed to have received notice of the
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occurrence of a Change in Control only upon actual delivery to the Trustee of a written notice of such occurrence signed by an officer of the Company, member of the Board of Directors of the Company or a participant in any Plan. If, following its receipt of such a notice, the Trustee determines that no Change in Control has in fact occurred, it shall continue to administer the Trust as if such notice had not been received.

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     .3   Investments.  Upon and after the occurrence of a Change in Control,
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the Trustee shall not be subject to the direction of the Company in the acquisition, investment and disposition of the Trust's assets, and the Trustee shall thereafter acquire, invest and dispose of Trust assets in such manner as it deems prudent and in the best interests of the Plans' participants and their beneficiaries.

     .4   Contributions.  Within ten business days following the occurrence of a
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Change in Control, the Company shall make an irrevocable cash contribution to the Trust in an amount which, when added to the then fair market value of the Trust's assets, is not less than the present value of the payments which are then due or which may thereafter become due to participants or beneficiaries pursuant to the terms of each Plan. The amount of such contribution shall be determined by assuming that each Plan participant who is a Director of the Company at the time of the Change in Control will become entitled to receive benefit payments on the earliest date as of which the participant could receive his benefits without reductions based on the participant's age or length of service. Present value shall be determined using the following actuarial assumptions:

     Interest:  The average interest rate on 30-year U.S. Treasury obligations
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                as of the last day of the second month preceding the month in which the Change in Control occurs.

     Mortality: Postretirement:  1983 Group Annuity Mortality Table.
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                Preretirement: None.

As of each yearly anniversary of the occurrence of a Change in Control ("Valuation Date"), the Company shall determine the amount of the contribution which would have been required pursuant to this Section 4.4 if the Change in Control had occurred on such Valuation Date. If the amount so determined exceeds the fair market value of the Trust assets on such Valuation Date, the Company shall, within ten business days following such Valuation Date, make an irrevocable cash contribution to the Trust in an amount which is not less than such excess.

                                   ARTICLE 5

                               EARLY TERMINATION

     .1   Early Termination.  Notwithstanding anything herein to the contrary,
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if there is a final determination that the existence of this Trust would cause the Plan participants to be taxed on their benefits before they actually receive them, the Trust shall terminate and the Trustee shall distribute to each participant the present value of his benefits under each Plan. For the purposes of this Section 5.1:

               (a) a "final determination" means a determination by the Internal Revenue Service or a court of competent jurisdiction from which no further appeal may be taken, either because there is no further appeal available or because the time to take such appeal has expired; and

               (b)  "present value" shall be determined as provided in
     Section 4.4.

     .2   Allocations upon Termination.  Upon any distribution to participants
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under Section 5.1, the Trustee shall make distributions with respect to benefits under any Plan from the account for such Plan to the extent of the balance of such account. If such account is insufficient to pay such benefits in full, the deficiency shall be allocated among the participants in proportion to the present value of the accrued benefit of each participant under the Plan. If the balance of the account exceeds the amount of benefits payable under the Plan, the excess shall first be allocated to participants in proportion to the aggregate amount of deficiencies allocated to each participant with respect to other Plans, and second, if the assets of the Trust exceed the value of all accrued benefits under the Plans, the excess shall be returned to the Company.

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                                   ARTICLE 6

                                    ACCOUNTS

     .1   Separate Plan Accounts.  The Trustee shall establish a separate
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account within the Trust to evidence contributions made pursuant to each separate Plan and the earnings and losses attributable to such contributions. The Company shall instruct the Trustee as to the account or accounts to which each contribution is to be allocated. Each account shall reflect an undivided interest in the assets of the Trust, except that if an insurance policy is acquired under a specific Plan, such policy shall be credited to the account for such Plan. A single policy may be allocated in specified portions to accounts for two or more Plans in accordance with the directions of the Company. Earnings and losses of the Trust, except those attributable to an insurance policy (or a portion of a policy) allocated to a specific account, shall be apportioned among the accounts in proportion to their balances, exclusive of insurance policies, as of the first day of an accounting period. All distributions in satisfaction of benefits under a Plan, including those payable to a participant or beneficiary as a general creditor of the Company, shall be charged against the account of such Plan. Expenses of the Trust and any distributions other than Plan benefits to the Company's general creditors shall be charged against the accounts in proportion to their balances, including the value of any insurance policies. Insurance policies shall be valued at their surrender value as of the valuation date.

     .2   Participant Accounts.  The Administrator shall maintain accounts for
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each participant (and for the beneficiary of each deceased participant) as provided in the Plan. As of each valuation date under the Plan the Trustee shall adjust such accounts for imputed gains and losses in the manner provided in the Plan or, if the Plan does not otherwise provide, in a reasonable manner determined by the Trustee.

     .3   Expense Account.  The Company, in its discretion, may direct the
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Trustee to establish a separate account (the "Expense Account") for the payment of expenses incurred by the Trustee in administering the Trust, and it may contribute to the Expense Account such amounts as it shall determine from time to time, in its sole and absolute discretion. Notwithstanding anything herein to the contrary:

               (a) Prior to the occurrence of a Change in Control, amounts credited to the Expense Account shall be used solely for the payment of expenses incurred by the Trustee in administering the Trust, to the extent the same have not been paid by the Company, including, without limitation, the Trustee's compensation and expenses incurred by the Trustee in connection with litigation undertaken pursuant to Section 7.3(f).

               (b) After the occurrence of a Change in Control, amounts credited to the Expense Account shall be used primarily for the payment of expenses described in paragraph (a); provided, that if the Trustee determines that the amounts from time to time credited to the Expense Account exceed the amount of its reasonably anticipated expenses, it may use the excess amounts to pay any benefits due under the Plans.

               (c) Prior to the occurrence of a Change in Control, all or any part of the amounts credited to the Expense Account shall be paid to the Company upon the direction of the Company.

               (d) No part of the amounts credited to the Expense Account shall be paid to the Company after the occurrence of a Change in Control, except as provided in Section 5.2 or 10.3.

                                   ARTICLE 7

                          POWERS AND DUTIES OF TRUSTEE

     .1   Investments.  The Trustee shall invest the assets of the Trust in the
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manner directed by the Company. The Company may contribute to the Trust, or direct the Trustee to obtain, one or more policies of insurance on the life of a participant, former participant, or employee or against the disability of any participant and to allocate such policy to a Plan, or to allocate specified interests in such policy to two or

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more Plans. The Trustee shall have no discretion with respect to the acquisition, disposition or allocation of any such policy and shall act only at the direction of the Company. To the extent a policy is acquired with funds allocated to a separate account for a Plan, an interest in the policy proportionate to the funds provided from such account for such acquisition shall be allocated to such account. The Trustee shall be the owner and beneficiary of each such policy. If the Company fails to direct the Trustee as to the investment of any assets of the Trust, the Trustee shall invest such assets in such manner as it deems prudent pending the receipt of investment directions from the Company; provided, that the Trustee shall retain each insurance policy contributed to the Trust or acquired pursuant to the Company's direction until the Company directs the Trustee to surrender or otherwise dispose of such policy. The Company may, at any time, direct the Trustee to borrow funds under the loan provisions of any such policy and to apply the proceeds of such loan to the premiums payable with respect to such policy or to invest such proceeds in another manner directed by the Company.

     .2   General Powers.  Except as otherwise directed by the Company, the
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Trustee shall have the following powers with respect to the funds held pursuant to this Agreement, in addition to those which it possesses as a matter of law and those granted to it elsewhere in this Agreement:

               (a) to sell properties held in the Trust fund at public or private sale for cash or on credit; to exchange such properties; and to grant options for the purchase or exchange of such properties;

               (b) to exercise all conversion and subscription rights pertaining to properties held in the Trust fund;

               (c) to exercise all voting rights with respect to properties held in the Trust and in connection with such rights to grant proxies, discretionary or otherwise;

               (d) to cause securities and other properties to be registered and held in the name of a nominee for the Trustee or in such form that title will pass by delivery;

               (e) to borrow money for the purposes of the Plan if, in its sole discretion, the Trustee deems borrowing to be advisable; for sums so borrowed to issue its promissory note as Trustee and to secure repayment by pledging securities held in the Trust for which the funds were borrowed; and to pay or charge interest at a reasonable rate upon sums so borrowed; but the Trustee shall never be required to exercise the power to borrow except as directed by the Company pursuant to Section 7.1 of this Agreement;

               (f) to consent to and participate in any plan of reorganization, consolidation, merger, extension or other similar plan affecting property held in the Trust fund; to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to any such plan; to accept and retain property issued under any such plan; and

               (g) to pay any premium due on any policy of insurance held in the Trust if such premium is not paid by the Company.

     .3   Other Provisions Relating to the Trustee.  The Trustee accepts the
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Trust created under this instrument but only upon the express terms and conditions of this Agreement, including the following:

          (a) Whenever in the administration of the Plan a certification is required to be given to the Trustee, or the Trustee shall deem it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification shall be duly made and said matter may be deemed to be conclusively proved by an instrument, signed in the name of the Company, by its Chief Executive Officer, its President, a Vice President or by any other person specified in writing by the Company, but in its discretion the Trustee may, in lieu thereof, accept other evidence of the matter from a participant or may require such further evidence as it may deem reasonable.

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     Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties.

               (b) The Trustee may consult with legal counsel (who may be counsel for the Company) with respect to the construction of this Agreement or its duties as Trustee, or with respect to any legal proceeding or any question of law.

               (c) The Trustee may make any payment required by this Agreement by mailing its check by first class mail in a sealed envelope addressed to the person to whom such payment is to be made. The Trustee shall not be required to make any investigation to determine or verify the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing addresses of persons entitled to benefits are certified to it. If any dispute arises as to the identity or rights of persons entitled to benefits, the Trustee may withhold payment of benefits until such dispute shall have been determined by arbitration or by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

               (d) The Trustee shall receive for its services compensation in accordance with its separate agreement with the Company; provided, that upon and after the occurrence of a Change in Control, the Trustee shall be compensated in accordance with the fee schedule attached hereto as Exhibit
     B. Such compensation, together with all other expenses of the Trustee incurred in its administration of the Trust, shall be charged to and paid by the Company or, if not so paid, shall be paid from the Trust as an administrative expense.

               (e) The Trustee shall keep full records of its administration of the Trust, which the Company shall have the right to examine at any time during the Trustee's regular business hours. Within sixty days following the close of each calendar year, the Trustee shall furnish to the Company a statement of account, and the Company shall promptly notify the Trustee in writing of its approval or disapproval of such statement. Each such statement shall include sufficient information for the Company to include in its income tax returns all items of income, deduction and credit attributable to the Trust fund. If the Company fails to disapprove any such statement within sixty days after its receipt, the Company shall be considered to have approved the statement. Except to the extent inconsistent with law, the approval by the Company of any statement of account shall be binding, as to all matters embraced in the statement, on the parties to this Agreement and on all participants, to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its accounts in a court of competent jurisdiction in which the Trustee, the Company, the Administrator, and all persons having or claiming any interest in the Trust were parties; provided, however, that no provision of this Agreement shall deprive the Trustee of its right to have its accounts judicially settled.

               (f) Following prior written notice to the Company, the Trustee may accept, compromise, settle, enforce or contest any obligation or liability due to or from it as Trustee, including any claim that may be asserted for taxes under any present or future law and any claim that the Trust may have for contributions under Section 4.4; but it shall not be required to institute or continue litigation unless it is in possession of funds suitable for that purpose or unless it has been indemnified to its satisfaction against its counsel fees and all other expenses and liabilities to which it may in its judgment be subjected in such action. The Trustee shall be entitled, out of the recoveries of any litigation, to reimbursement for its expenses in connection with such litigation.

               (g) A third party dealing with the Trustee shall not be required to inquire whether the Company, the Administrator or a participant has instructed the Trustee, or whether the Trustee is otherwise authorized to take or omit any action; or to follow the application by the Trustee of any money or property that may be paid or delivered to the Trustee.

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               (h)  The Trustee shall discharge its duties solely in the
     interest of the participants and their beneficiaries, with the care, skill, prudence and diligence in the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a like character and with like aims.

               (i) The liability of the Trustee to make the payments specified by the Plan shall be limited to the funds which have come into its hands as Trustee.

               (j) The Trustee may segregate any part or portion of the assets of the Trust for the purpose of administration or distribution thereof and may hold such part or portion uninvested whenever and for so long as is required for the payment in cash of Plan benefits normally expected to become payable in the near future. The Trustee may hold uninvested reasonable amounts of cash whenever the Trustee deems it desirable to do so to facilitate disbursements, pending investments, or for other operational reasons and may deposit the same, without any liability for interest earned thereon, for reasonable periods in the banking department of the Trustee or of any other bank, trust company or other financial institution, including those affiliated in ownership with the Trustee, notwithstanding the banking department's or other entity's receipt of "float" from such uninvested cash.

     .4   Employment of Agents.  The Trustee may employ agents, experts, and
          --------------------
counsel to the extent necessary to the performance of its duties and responsibilities hereunder, and it may reasonably compensate such agents, experts, and counsel out of the assets of the Trust.

     .5   Indemnification.  Prior to a Change in Control, the Company shall
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indemnify the Trustee and hold it harmless against any liabilities, losses, or expenses (including reasonable attorneys' fees) incurred by it as a result of any action taken by it pursuant to the instructions of the Company or the Administrator, or by reason of its failure to act upon any matter as to which it has no power to act when no such instructions have been received, except to the extent any such action or failure to act was negligent or in bad faith. Upon or after the occurrence of a Change in Control, the Company shall indemnify the Trustee and hold it harmless against any liabilities, losses, or expenses (including reasonable attorneys' fees) incurred by it as a result of any action taken or omitted by it pursuant to this Agreement, except to the extent any such action or omission was grossly negligent or in bad faith.

                                   ARTICLE 8

                               CHANGE OF TRUSTEE

     .1   Resignation.  The Trustee may resign at any time upon delivering to
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the Chief Executive Officer or President of the Company a written notice of resignation, to take effect not less than thirty days after its delivery, unless such notice shall be waived.

     .2   Removal.  The Trustee may, with the written consent of a majority of
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the participants in all Plans for which a separate account is then maintained under this Agreement, be removed by the Chief Executive Officer or President of the Company and by delivery of a written notice of such action to the Trustee, together with written notice of removal, to take effect at a date specified in such notice, which shall not be less than thirty days after its delivery, unless the Trustee waives such notice.

     .3   Discharge.  A Trustee which has resigned or has been removed shall
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have the right to a settlement of accounts, which may be made at the option of the Trustee either by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction or by agreement of settlement between the Trustee, the Company and the participants of any Plan for which an account is maintained.

     .4   Appointment of Successor.  The Company covenants that it will, upon
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receipt or giving of notice of the resignation or removal of a Trustee, forthwith appoint, by action of its Chief Executive Officer or President, a successor Trustee, which shall be independent of the Company and not subject to the control of the Company or the participants. Such successor shall not, except with the written consent of a

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majority of the participants in the Plans for which the Trustee maintains separate accounts under this Agreement, be a person other than a bank or trust company. Any successor Trustee so appointed may qualify as such by executing, acknowledging and delivering to the Chief Executive Officer or President of the Company and to the resigning or removed Trustee, an instrument accepting such appointment, and such successor shall, without further act, become vested with all the estate, rights, powers, discretion and duties of the predecessor Trustee with like effect as if originally named as Trustee.

                                   ARTICLE 9

                         AMENDMENTS OF TRUST AND PLANS

     .1   Trust Amendment.  Except as limited below, the Chief Executive Officer
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of the Company and the Chairman of the Compensation Committee of the Company's
Board of Directors shall have the right to amend this Trust Agreement at any time. Such amendment shall be stated in an instrument in writing, executed by such Chief Executive Officer and Chairman. Upon delivery of an executed counterpart of such instrument to the Trustee, the Trust shall be deemed to have been amended in the manner set forth in such instrument, and all participants and the Company shall be bound by the amendment; provided, however, that:

               (a) no amendment shall increase the duties or liabilities of the Trustee without its written consent;

               (b) no amendment shall reduce, impair or otherwise adversely affect any Plan participant's rights or protections under a Plan or this Agreement unless the participant consents in writing to such amendment;

               (c) no amendment shall cause the Trust to be terminated prior to the time set forth in Section 10.3; and

               (d) no amendment shall cause or permit any assets of the Trust to revert to the Company, except as permitted in Sections 2.3, 5.2, and 10.3.

     .2   Additional Plans.  The Company may, without the consent of any
          ----------------
participant, cause funds for one or more additional Plans to be held and administered pursuant to this Agreement by delivering to the Trustee a revised Exhibit A listing such additional Plans, executed in the manner of an amendment.

     .3   Plan Amendment.  The Company covenants that it will promptly furnish
          --------------
or cause to be furnished to the Trustee an executed counterpart of each document amending a Plan.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     .1   Exclusive Benefit.  Except as otherwise provided in the Plans or in
          -----------------
this Agreement, prior to the payment of all benefits under the Plans, in no circumstance shall any part of the Trust fund revert to the Company or otherwise be used for or diverted to any purpose other than the payment of benefits under, and administrative expenses associated with, the Plans and other than for the exclusive benefit of the participants or their beneficiaries.

     .2   Nonassignment.  In no event shall any participant's or beneficiary's
          -------------
interest in the Trust, while undistributed in fact, be alienated, assigned, encumbered or anticipated in any manner, or be subject to garnishment, attachment, execution or bankruptcy proceedings or to claims for alimony or support or to any other claims of any person against such participant or beneficiary.

     .3   Termination of Trust.  The Trust shall terminate when the entire Trust
          --------------------
fund has been disbursed by the Trustee in accordance with the terms of the Plans and this Agreement or, if earlier, when all benefits that may become payable under the Plans have been paid. Any property held by the Trustee upon termination of the Trust shall be distributed to the Company or its successors or assigns.

     .4   Name.  The Trust evidenced by this Agreement may be referred to as the
          ----
"H.B. Fuller Company Directors Benefit Trust."

     .5   Governing Law.  Except to the extent that state law has been preempted
          -------------
by provisions of any laws of the United States, as they may be amended from time to time, this Agreement shall be construed and enforced according to the laws of the State of Minnesota.

     .6   Enforcement.  This Trust Agreement shall be binding upon and inure to
          -----------
the benefit of the parties and their respective successors in interest and may be enforced by any participant or beneficiary to whom benefits are payable from the Trust funds.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the Company and the Trustee have executed this instrument as of the date written below.

                                         H.B. FULLER COMPANY

Dated: February 10, 1999                 By /s/ Albert P.L. Stroucken
                                            ------------------------------------
                                            Chief Executive Officer

Dated: February 10, 1999                 By /s/ Norbert R. Berg
                                            ------------------------------------
                                         Chairman of the Compensation Committee

                                         U.S. BANK NATIONAL ASSOCIATION

Dated: May 12, 1999                      By /s/ Robert H. Kaufer
                                            -----------------------------------
                                            Vice President


Dated: May 12, 1999                      By /s/ Michael J. Clark
                                           ------------------------------------
                                           Vice President

                              H.B. FULLER COMPANY

                            DIRECTORS BENEFIT TRUST

                                   SCHEDULE A
                                   ----------

1.   Retirement Plan for Directors of H.B. Fuller Company


                              H.B. FULLER COMPANY

                            DIRECTORS BENEFIT TRUST

                                   SCHEDULE B
                                   ----------

Upon and after the occurrence of a Change in Control, the Trustee shall be compensated in accordance with the following fee schedule:

TRUSTEE FEES
------------

     Domestic Market Value
     ---------------------

     First $1,000,000                    .30%
     Next $4,000,000                     .20%
     Next $5,000,000                     .15%
     Next $15,000,000                    .10%
     Excess over $15,000,000             .05%

     The assets of this trust shall be aggregated with the assets of the H.B. Fuller Company Executive Benefit Trust for the purpose of determining the Trustee Fees during such periods as U.S. Bank National Association is serving as the Trustee of both of such trusts.

PARTICIPANT SERVICES
--------------------

     Recurring Distributions             $ 2.50 per transaction
     Lump Sum Distributions              $10.00 per transaction
       (Automated)
     Lump Sum Distributions              $15.00 per transaction
       (Non-automated)
     ACH Distributions                   $ 1.50 per transaction
     ACH Distributions w/advice          $ 2.00 per transaction

OUT OF POCKET EXPENSES
----------------------

     Pass Through of Cost